RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS6 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS6

          $ 681,212                  0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated May 28, 2002
                                       to
                         Prospectus dated March 22, 2002

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 28, 2002.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                       CREDIT SCORE OF THE MORTGAGE LOANS

                                      NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                      MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                      LOANS        BALANCE       LOANS       BALANCE      RATIO
----------------------------------   -----------   -----------   ----------   ---------  -----------
499 or less ......................            27   $ 3,309,749         3.38%  $ 122,583        80.93%
500 - 519 ........................            18     1,738,713         1.78      96,595        80.57
520 - 539 ........................            15     1,966,892         2.01     131,126        79.25
540 - 559 ........................            19     2,036,496         2.08     107,184        81.59
560 - 579 ........................            23     2,293,571         2.34      99,720        79.42
580 - 599 ........................            23     2,158,437         2.21      93,845        76.45
600 - 619 ........................            21     3,281,869         3.35     156,279        78.62
620 - 639 ........................            47     4,896,275         5.00     104,176        80.38
640 - 659 ........................            58     5,989,935         6.12     103,275        77.88
660 - 679 ........................            76     8,372,176         8.56     110,160        76.49
680 - 699 ........................            99     9,032,290         9.23      91,235        75.44
700 - 719 ........................           104    11,617,232        11.87     111,704        78.58
720 - 739 ........................            81     8,543,833         8.73     105,479        76.27
740 - 759 ........................            89     8,080,984         8.26      90,798        77.40
760 - 779 ........................           101     8,991,970         9.19      89,029        72.40
780 - 799 ........................           101     9,233,715         9.44      91,423        73.09
800 or greater ...................            67     5,761,676         5.89      85,995        75.70
                                     -----------   -----------   ----------   ---------  -----------
Subtotal with Credit Score .......           969   $97,305,811        99.45%  $ 100,419        76.76%
Not Available ....................             7       538,550         0.55      76,936        79.04
                                     -----------   -----------   ----------   ---------  -----------
Total, Average or Weighted Average           976   $97,844,361       100.00%  $ 100,250        76.77%
                                     ===========   ===========   ==========


     The minimum and maximum credit scores of the mortgage loans were 416 and 832, respectively, and the weighted average credit score of the mortgage loans was 693.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.



                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                               WEIGHTED
                                            OF                    PERCENT OF     AVERAGE       AVERAGE      WEIGHTED
                                         MORTGAGE     PRINCIPAL    MORTGAGE      PRINCIPAL      CREDIT       AVERAGE
OCCUPANCY                                  LOANS       BALANCE      LOANS         BALANCE        SCORE      LTV RATIO
------------------------------------   -----------   -----------  ----------    -----------   -----------   ---------
Primary Residence ..................           361   $49,009,829       50.09%   $   135,761           673       76.67%
Second/Vacation ....................            18     2,223,484        2.27        123,527           691       77.09
Non-Owner Occupied .................           597    46,611,048       47.64         78,075           714       76.86
                                       -----------   -----------  ----------    -----------   -----------   ---------
Total, Average or Weighted Average .           976   $97,844,361      100.00%   $   100,250           693       76.77%
                                       ===========   ===========  ==========

                          PURPOSE OF THE MORTGAGE LOANS


                                                                                                WEIGHTED
                                         NUMBER OF                 PERCENT OF      AVERAGE       AVERAGE      WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE      PRINCIPAL      CREDIT       AVERAGE
LOAN PURPOSE                               LOANS       BALANCE       LOANS         BALANCE        SCORE      LTV RATIO
------------------------------------   -----------   -----------   ----------    -----------   -----------   ---------
Purchase ...........................           385   $33,785,743        34.53%   $    87,755           697       83.29%
Rate/Term Refinance ................           220    23,591,600        24.11        107,235           700       74.56
Equity Refinance ...................           371    40,467,018        41.36        109,076           686       72.62
                                       -----------   -----------   ----------    -----------   -----------   ---------
Total, Average or Weighted Average .           976   $97,844,361       100.00%   $   100,250           693       76.77%
                                       ============  ===========   ==========



                            MORTGAGED PROPERTY TYPES

                                                                                                  WEIGHTED
                                         NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE       WEIGHTED
                                         MORTGAGE     PRINCIPAL      MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
PROPERTY TYPE                             LOANS        BALANCE         LOANS         BALANCE        SCORE       LTV RATIO
------------------------------------   -----------   -----------   ------------    -----------   -----------   -----------
Single-family detached .............           643   $61,835,286          63.20%   $    96,167           687         76.15%
Two-to-four family units ...........           162    17,152,159          17.53        105,878           702         78.85
Planned Unit Developments (detached)            92    13,379,686          13.67        145,431           701         76.86
Condo Low-Rise (less than 5 stories)            59     3,702,956           3.78         62,762           712         76.61
Planned Unit Developments (attached)             9       803,058           0.82         89,229           713         77.76
Townhouse ..........................             4       449,406           0.46        112,352           670         81.98
Manufactured Home ..................             4       270,429           0.28         67,607           696         73.61
Condo High-Rise (9 stories or more)              3       251,381           0.26         83,794           797         74.53
                                       -----------   -----------   ------------    -----------   -----------   -----------
Total, Average or Weighted Average .           976   $97,844,361         100.00%   $   100,250           693         76.77%
                                       ============  ===========   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
------------------------------------    ---------  -------------   ----------   -----------  --------   ---------
Alabama ..........................             12  $   2,202,456         2.25%  $   183,538       634       78.12%
Arkansas .........................              2        145,103         0.15        72,551       721       85.72
Arizona ..........................             39      3,721,781         3.80        95,430       722       76.90
California .......................             80     12,689,361        12.97       158,617       702       71.78
Colorado .........................             30      4,146,409         4.24       138,214       696       73.90
Connecticut ......................              8        763,122         0.78        95,390       662       70.44
District of Columbia .............              4        660,293         0.67       165,073       682       67.66
Florida ..........................             87      7,411,590         7.57        85,191       699       77.79
Georgia ..........................             64      5,902,643         6.03        92,229       697       78.92
Hawaii ...........................              2        618,873         0.63       309,436       753       69.03
Iowa .............................              2        129,270         0.13        64,635       591       88.00
Idaho ............................             10      1,100,199         1.12       110,020       660       80.79
Illinois .........................             28      1,956,974         2.00        69,892       673       78.68
Indiana ..........................             58      3,609,171         3.69        62,227       668       79.38
Kansas ...........................             12        554,550         0.57        46,212       705       77.19
Kentucky .........................              9        815,584         0.83        90,620       672       78.81
Louisiana ........................             10        728,254         0.74        72,825       668       84.39
Massachusetts ....................              6        999,676         1.02       166,613       675       77.57
Maryland .........................             23      2,141,955         2.19        93,128       729       74.00
Maine ............................              1        139,707         0.14       139,707       508       95.00
Michigan .........................             31      2,781,721         2.84        89,733       648       73.57
Minnesota ........................              4        489,771         0.50       122,443       712       76.95
Missouri .........................             23      1,803,370         1.84        78,407       677       84.12
Mississippi ......................              4        189,335         0.19        47,334       593       78.05
North Carolina ...................             19      2,041,092         2.09       107,426       662       70.74
Nebraska .........................              3        259,485         0.27        86,495       626       88.22
New Jersey .......................             20      2,724,186         2.78       136,209       685       81.88
New Mexico .......................             11        937,866         0.96        85,261       675       79.86
Nevada ...........................              7        712,447         0.73       101,778       744       79.51
New York .........................             21      3,332,751         3.41       158,702       654       77.33
Ohio .............................             43      3,091,337         3.16        71,892       694       80.26
Oklahoma .........................             10        633,735         0.65        63,374       686       84.57
Oregon ...........................             20      2,209,184         2.26       110,459       718       75.54
Pennsylvania .....................             23      1,766,117         1.81        76,788       724       77.54
Rhode Island .....................              2        169,585         0.17        84,792       718       83.04
South Carolina ...................             23      1,873,542         1.91        81,458       675       81.57
Tennessee ........................             20      1,433,764         1.47        71,688       718       77.59
Texas ............................            137     15,086,941        15.42       110,124       696       77.19
Utah .............................              8        759,230         0.78        94,904       730       74.25
Virginia .........................             28      1,695,476         1.73        60,553       712       75.35
Vermont ..........................              1        164,035         0.17       164,035       753       95.00
Washington .......................             24      2,708,386         2.77       112,849       739       73.95
Wisconsin ........................              4        339,376         0.35        84,844       744       76.89
Wyoming ..........................              3        204,661         0.21        68,220       729       91.35
                                        ---------  -------------   ----------   -----------  --------   ---------
Total, Average or Weighted Average            976  $  97,844,361       100.00%  $   100,250       693       76.77%
                                        =========  =============   ==========


     No more than 1.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Alabama and no more than 1.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Alabama.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
--------------------------------------  ---------   ------------   ----------   ---------   --------   ---------
Full Documentation ...............            666   $ 59,561,929        60.87%  $  89,432        693       78.75%
Reduced Documentation ............            310     38,282,432        39.13     123,492        694       73.68
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average            976   $ 97,844,361       100.00%  $ 100,250        693       76.77%
                                        =========   ============   ==========


     No more than 16.4% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 1.4% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                 MORTGAGE RATES

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
4.125 - 4.249 ......................            1   $    190,432         0.19%  $ 190,432        519       80.00%
6.500 - 6.624 ......................            2        457,904         0.47     228,952        763       78.91
6.625 - 6.749 ......................            1         62,793         0.06      62,793        723       75.00
6.750 - 6.874 ......................            6      1,625,435         1.66     270,906        703       62.49
6.875 - 6.999 ......................           13      2,371,888         2.42     182,453        686       79.32
7.000 - 7.124 ......................           22      2,848,372         2.91     129,471        715       77.06
7.125 - 7.249 ......................           70      7,779,361         7.95     111,134        716       73.69
7.250 - 7.374 ......................          112     11,717,308        11.98     104,619        712       75.99
7.375 - 7.499 ......................          120     14,773,020        15.10     123,109        701       73.17
7.500 - 7.624 ......................          125     12,561,170        12.84     100,489        682       75.90
7.625 - 7.749 ......................           76      8,311,598         8.49     109,363        687       76.26
7.750 - 7.874 ......................          103      9,433,832         9.64      91,591        711       78.63
7.875 - 7.999 ......................           98      8,930,931         9.13      91,132        679       77.40
8.000 - 8.124 ......................           71      5,904,899         6.03      83,168        692       82.23
8.125 - 8.249 ......................           41      3,017,631         3.08      73,601        669       82.06
8.250 - 8.374 ......................           57      3,505,932         3.58      61,508        663       80.13
8.375 - 8.499 ......................           21      2,017,892         2.06      96,090        616       82.87
8.500 - 8.624 ......................           21      1,450,070         1.48      69,051        648       84.21
8.625 - 8.749 ......................            8        471,193         0.48      58,899        702       87.56
8.750 - 8.874 ......................            5        293,369         0.30      58,674        579       89.26
9.000 - 9.124 ......................            1         22,911         0.02      22,911        680       80.00
9.250 - 9.374 ......................            2         96,418         0.10      48,209        767       89.92
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average .          976   $ 97,844,361       100.00%  $ 100,250        693       76.77%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.5569% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
6.220 ............................              2   $    457,904         0.47%  $ 228,952        763       78.91%
6.345 ............................              1         62,793         0.06      62,793        723       75.00
6.470 ............................              8      2,369,414         2.42     296,177        721       67.99
6.595 ............................             12      2,049,962         2.10     170,830        681       79.21
6.720 ............................             22      2,848,372         2.91     129,471        715       77.06
6.845 ............................             69      7,357,310         7.52     106,628        711       73.33
6.970 ............................            112     11,717,308        11.98     104,619        712       75.99
Total, Average or Weighted Average            226   $ 26,863,062        27.45%  $ 118,863        711       74.96%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.538676764%.



                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
100,000 or less ...................           645   $ 39,268,106        40.13%  $  60,881        702       76.84%
100,001 to 200,000 ................           251     32,742,255        33.46     130,447        697       78.12
200,001 to 300,000 ................            45     11,036,063        11.28     245,246        698       76.92
300,001 to 400,000 ................            16      5,478,467         5.60     342,404        682       70.20
400,001 to 500,000 ................            14      6,062,580         6.20     433,041        664       78.46
500,001 to 600,000 ................             2      1,036,971         1.06     518,486        509       73.18
600,001 to 700,000 ................             1        679,247         0.69     679,247        496       70.00
700,001 to 800,000 ................             1        742,000         0.76     742,000        710       70.00
800,001 to 900,000 ................             1        798,672         0.82     798,672        734       65.00
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average            976   $ 97,844,361       100.00%  $ 100,250        693       76.77%
                                        =========   ============   ==========



                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------------------    ---------   ------------   ----------   ---------   --------
00.01 to 50.00 ...................             47   $  4,708,043         4.81%  $ 100,171        728
50.01 to 55.00 ...................             19      1,858,451         1.90      97,813        713
55.01 to 60.00 ...................             28      2,074,076         2.12      74,074        683
60.01 to 65.00 ...................             43      5,070,539         5.18     117,920        727
65.01 to 70.00 ...................             81      8,358,067         8.54     103,186        692
70.01 to 75.00 ...................            135     13,736,791        14.04     101,754        708
75.01 to 80.00 ...................            351     38,796,023        39.65     110,530        690
80.01 to 85.00 ...................             21      1,967,837         2.01      93,707        678
85.01 to 90.00 ...................            210     17,299,329        17.68      82,378        682
90.01 to 95.00 ...................             38      3,495,633         3.57      91,990        628
95.01 to 100.00 ..................              3        479,571         0.49     159,857        762
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average            976   $ 97,844,361       100.00%  $ 100,250        693
                                        =========   ============   ==========

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 76.77%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                     CLASS A-P CERTIFICATES
                                                --------------------------------
                                                 0%     6%     18%    24%    30%
                                                ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ...................................  100%   100%   100%   100%   100%
April 2006 ...................................   99     93     81     75     69
April 2007 ...................................   97     86     65     56     48
April 2008 ...................................   96     80     53     42     33
April 2009 ...................................   94     73     43     31     23
April 2010 ...................................   92     68     34     23     16
April 2011 ...................................   90     62     27     17     11
April 2012 ...................................   88     57     22     13      7
April 2013 ...................................   86     53     18     10      5
April 2014 ...................................   84     48     14      7      3
April 2015 ...................................   81     44     11      5      2
April 2016 ...................................   79     40      9      4      2
April 2017 ...................................   76     36      7      3      1
April 2018 ...................................   73     33      6      2      1
April 2019 ...................................   69     29      4      1      *
April 2020 ...................................   66     26      3      1      *
April 2021 ...................................   62     23      3      1      *
April 2022 ...................................   58     20      2      1      *
April 2023 ...................................   53     18      2      *      *
April 2024 ...................................   49     15      1      *      *
April 2025 ...................................   44     13      1      *      *
April 2026 ...................................   38     10      1      *      *
April 2027 ...................................   32      8      *      *      *
April 2028 ...................................   26      6      *      *      *
April 2029 ...................................   19      4      *      *      *
April 2030 ...................................   12      3      *      *      *
April 2031 ...................................    4      1      *      *      *
April 2032 ...................................    0      0      0      0      0
Weighted Average Life in Years** (to Maturity)  17.2   10.0   4.6    3.5    2.7
------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                    DISCOUNT MORTGAGE     NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $   27,169,827.62   $  71,954,481.74
Weighted average mortgage rate .................         7.1096004420%             7.724%
Weighted average servicing fee rate.............         0.2873063854%            0.3300%
Weighted average original term to maturity
(months) .......................................                  359                359
Weighted average remaining term
to maturity (months) ...........................                  318                317

     The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%     6%     18%     24%     30%
---------------------------     ----   ----   ----    ----    -----
$473,332 ..................     2.3%   4.2%   10.0%   13.5%   17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         92,149    $10,513,716        104,820   $12,512,690         101,210    $12,635,058
Period of Delinquency
30 to 59 days........          1,602        192,517          2,082       244,557           2,324        289,263
60 to 89 days........            236         28,610            372        44,459             477         64,448
90 days or more(2)...            307         35,045            409        44,171             516         62,039
Foreclosures Pending.            273         32,685            446        55,203             602         81,640
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309   $   388,390           3,919    $   497,389
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.624%         2.747%         3.157%        3.104%          3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         99,386    $12,962,473        101,112    $14,114,861        106,211   $15,669,395
Period of Delinquency
30 to 59 days........          2,147        280,302          2,182        284,482          2,032       282,672
60 to 89 days........            488         63,986            526         70,816            409        51,071
90 days or more(2)...            644         84,033            696         94,223            555        70,963
Foreclosures Pending.            769        102,671            787        103,707            747        88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743   $    493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         4.073%         4.096%         4.145%         3.919%         3.524%        3.147%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.


      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                  EXPERIENCE(1)

                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         37,066    $ 5,021,100         44,520   $ 6,234,461          45,103    $ 6,477,882
Period of Delinquency
30 to 59 days........            573         83,679            742       104,823             901        131,032
60 to 89 days........             65         11,033            118        17,904             185         29,788
90 days or more(2)...             77         13,377            123        17,598             165         27,231
Foreclosures Pending.             80         12,263            113        19,378             198         34,074
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096   $   159,703           1,449    $   222,125
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.145%         2.397%         2.462%        2.562%          3.213%         3.429%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         45,867    $ 6,776,784         51,824    $ 8,071,748         56,271   $  9,191,522
Period of Delinquency
30 to 59 days........            893        131,270            934        142,682            946        161,218
60 to 89 days........            216         33,636            216         35,031            186         26,348
90 days or more(2)...            206         37,139            258         43,618            225         34,430
Foreclosures Pending.            251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625   $    264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         3.414%         3.591%          3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:44                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6(POOL # 4589) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4589
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GYX3    50,000,000.00           0.00     5.250000  %          0.00
A-2     76110GYY1    50,000,000.00           0.00     6.000000  %          0.00
A-3     76110GYZ8    92,080,500.00   8,292,613.34     0.000000  %    573,757.68
A-4     76110GZA2    83,595,500.00  10,930,872.95     0.000000  %    573,892.04
A-5     76110GZB0             0.00           0.00     5.532500  %          0.00
A-6     76110GZC8    10,000,000.00   3,624,358.20     6.500000  %  1,657,246.39
A-7     76110GZD6     8,497,000.00  10,175,889.07     0.000000  %          0.00
A-8     76110GZE4     7,362,000.00   5,651,629.06     6.250000  %     37,071.74
A-9     76110GZF1    33,327,000.00  33,327,000.00     6.500000  %          0.00
A-10    76110GZG9    75,156,500.00     925,460.97     6.500000  %    423,169.22
A-11    76110GZH7             0.00           0.00     5.532500  %          0.00
A-12    76110GZJ3    15,000,000.00   5,720,719.88     0.000000  %     37,524.94
A-13    76110GZK0    50,000,000.00   1,367,558.32     6.000000  %    625,319.26
A-P     76110GZL8     4,226,047.31     729,830.70     0.000000  %     10,102.85
A-V     76110GZM6             0.00           0.00     0.299587  %          0.00
R-I     76110GZN4           100.00           0.00     7.000000  %          0.00
R-II    76110GZP9           100.00           0.00     7.000000  %          0.00
M-1     76110GZQ7    15,000,000.00  14,131,558.12     7.000000  %     29,447.93
M-2     76110GZR5     5,084,800.00   4,790,409.78     7.000000  %      9,982.45
M-3     76110GZS3     2,542,500.00   2,395,299.10     7.000000  %      4,991.42
B-1     76110GZT1     2,796,700.00   2,634,781.91     7.000000  %      5,490.47
B-2     76110GZU8     1,525,500.00   1,437,179.46     7.000000  %      2,994.85
B-3     76110GZV6     2,288,253.07   1,976,411.23     7.000000  %      2,203.25

-------------------------------------------------------------------------------
                  508,482,500.38   108,111,572.09                  3,993,194.49
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3        20,506.94    594,264.62            0.00       0.00      7,718,855.66
A-4        27,031.14    600,923.18            0.00       0.00     10,356,980.91
A-5        50,395.88     50,395.88            0.00       0.00              0.00
A-6        19,631.94  1,676,878.33            0.00       0.00      1,967,111.81
A-7             0.00          0.00       59,359.35       0.00     10,235,248.42
A-8        29,435.57     66,507.31            0.00       0.00      5,614,557.32
A-9       180,521.25    180,521.25            0.00       0.00     33,327,000.00
A-10        5,012.91    428,182.13            0.00       0.00        502,291.75
A-11       38,232.40     38,232.40            0.00       0.00              0.00
A-12       29,795.42     67,320.36            0.00       0.00      5,683,194.94
A-13        6,837.79    632,157.05            0.00       0.00        742,239.06
A-P             0.00     10,102.85            0.00       0.00        719,727.85
A-V        26,990.68     26,990.68            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        82,434.09    111,882.02            0.00       0.00     14,102,110.19
M-2        27,944.06     37,926.51            0.00       0.00      4,780,427.33
M-3        13,972.58     18,964.00            0.00       0.00      2,390,307.68
B-1        15,369.56     20,860.03            0.00       0.00      2,629,291.44
B-2         8,383.55     11,378.40            0.00       0.00      1,434,184.61
B-3        11,529.07     13,732.32            0.00       0.00      2,003,149.00

-------------------------------------------------------------------------------
          594,024.83  4,587,219.32       59,359.35       0.00    104,206,677.97
===============================================================================



































Run:        04/25/05     17:48:44
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6(POOL # 4589) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4589
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3      90.058301    6.231044     0.222707     6.453751   0.000000   83.827256
A-4     130.759889    6.865148     0.323358     7.188506   0.000000  123.894741
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     362.435820  165.724639     1.963194   167.687833   0.000000  196.711181
A-7    1197.586097    0.000000     0.000000     0.000000   6.985919 1204.572016
A-8     767.675775    5.035553     3.998312     9.033865   0.000000  762.640222
A-9    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-10     12.313785    5.630507     0.066700     5.697207   0.000000    6.683278
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    381.381325    2.501663     1.986361     4.488024   0.000000  378.879662
A-13     27.351166   12.506385     0.136756    12.643141   0.000000   14.844781
A-P     172.698185    2.390615     0.000000     2.390615   0.000000  170.307570
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     942.103874    1.963195     5.495606     7.458801   0.000000  940.140680
M-2     942.103874    1.963194     5.495607     7.458801   0.000000  940.140680
M-3     942.103873    1.963194     5.495607     7.458801   0.000000  940.140680
B-1     942.103876    1.963196     5.495606     7.458802   0.000000  940.140680
B-2     942.103872    1.963192     5.495608     7.458800   0.000000  940.140680
B-3     876.368213    0.962852     5.038372     6.001224   0.000000  875.405360

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:44                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6 (POOL #  4589)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4589
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       22,583.08
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,975.28

SUBSERVICER ADVANCES THIS MONTH                                       46,222.79
MASTER SERVICER ADVANCES THIS MONTH                                    3,003.28


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    28   2,952,790.93

 (B)  TWO MONTHLY PAYMENTS:                                    4     587,674.73

 (C)  THREE OR MORE MONTHLY PAYMENTS:                         10   1,544,201.30


FORECLOSURES
  NUMBER OF LOANS                                                            12
  AGGREGATE PRINCIPAL BALANCE                                      1,469,861.76

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     104,206,677.95

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,031

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 393,837.73

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,801,430.64

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         74.51555600 %    19.85185400 %    5.59456540 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            73.58172200 %    20.41409017 %    5.86221260 %

      BANKRUPTCY AMOUNT AVAILABLE                         120,328.00
      FRAUD AMOUNT AVAILABLE                            1,511,468.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,511,468.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.55892785
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              320.10

POOL TRADING FACTOR:                                                20.49368077

Run:        04/26/05     11:24:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6(POOL # 4589) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4589
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GYX3    50,000,000.00           0.00     5.250000  %          0.00
A-2     76110GYY1    50,000,000.00           0.00     6.000000  %          0.00
A-3     76110GYZ8    92,080,500.00   7,718,855.66     0.000000  %    365,538.79
A-4     76110GZA2    83,595,500.00  10,356,980.91     0.000000  %    366,872.22
A-5     76110GZB0             0.00           0.00     5.420000  %          0.00
A-6     76110GZC8    10,000,000.00   1,967,111.81     6.500000  %  1,046,203.59
A-7     76110GZD6     8,497,000.00  10,235,248.42     0.000000  %          0.00
A-8     76110GZE4     7,362,000.00   5,614,557.32     6.250000  %     31,265.84
A-9     76110GZF1    33,327,000.00  33,327,000.00     6.500000  %          0.00
A-10    76110GZG9    75,156,500.00     502,291.75     6.500000  %    267,142.63
A-11    76110GZH7             0.00           0.00     5.420000  %          0.00
A-12    76110GZJ3    15,000,000.00   5,683,194.94     0.000000  %     31,648.06
A-13    76110GZK0    50,000,000.00     742,239.06     6.000000  %    394,757.99
A-P     76110GZL8     4,226,047.31     719,727.85     0.000000  %      9,368.70
A-V     76110GZM6             0.00           0.00     0.296434  %          0.00
R-I     76110GZN4           100.00           0.00     7.000000  %          0.00
R-II    76110GZP9           100.00           0.00     7.000000  %          0.00
M-1     76110GZQ7    15,000,000.00  14,102,110.19     7.000000  %     13,802.69
M-2     76110GZR5     5,084,800.00   4,780,427.33     7.000000  %      4,678.93
M-3     76110GZS3     2,542,500.00   2,390,307.68     7.000000  %      2,339.56
B-1     76110GZT1     2,796,700.00   2,629,291.44     7.000000  %      2,573.47
B-2     76110GZU8     1,525,500.00   1,434,184.61     7.000000  %      1,403.74
B-3     76110GZV6     2,288,253.07   2,003,149.00     7.000000  %      1,303.84

-------------------------------------------------------------------------------
                  508,482,500.38   104,206,677.97                  2,538,900.05
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3        19,811.73    385,350.52            0.00       0.00      7,353,316.87
A-4        26,582.92    393,455.14            0.00       0.00      9,990,108.69
A-5        46,779.03     46,779.03            0.00       0.00              0.00
A-6        10,655.19  1,056,858.78            0.00       0.00        920,908.22
A-7             0.00          0.00       59,705.61       0.00     10,294,954.03
A-8        29,242.49     60,508.33            0.00       0.00      5,583,291.48
A-9       180,521.25    180,521.25            0.00       0.00     33,327,000.00
A-10        2,720.75    269,863.38            0.00       0.00        235,149.12
A-11       34,863.50     34,863.50            0.00       0.00              0.00
A-12       29,599.97     61,248.03            0.00       0.00      5,651,546.88
A-13        3,711.20    398,469.19            0.00       0.00        347,481.07
A-P             0.00      9,368.70            0.00       0.00        710,359.15
A-V        25,742.02     25,742.02            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        82,262.31     96,065.00            0.00       0.00     14,088,307.50
M-2        27,885.83     32,564.76            0.00       0.00      4,775,748.40
M-3        13,943.46     16,283.02            0.00       0.00      2,387,968.12
B-1        15,337.53     17,911.00            0.00       0.00      2,626,717.97
B-2         8,366.08      9,769.82            0.00       0.00      1,432,780.87
B-3        11,685.04     12,988.88            0.00       0.00      2,001,188.38

-------------------------------------------------------------------------------
          569,710.30  3,108,610.35       59,705.61       0.00    101,726,826.75
===============================================================================



































Run:        04/26/05     11:24:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6(POOL # 4589) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4589
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3      83.827256    3.969774     0.215157     4.184931   0.000000   79.857482
A-4     123.894741    4.388686     0.317997     4.706683   0.000000  119.506055
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     196.711181  104.620359     1.065519   105.685878   0.000000   92.090822
A-7    1204.572015    0.000000     0.000000     0.000000   7.026669 1211.598686
A-8     762.640223    4.246922     3.972085     8.219007   0.000000  758.393301
A-9    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-10      6.683278    3.554485     0.036201     3.590686   0.000000    3.128793
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    378.879662    2.109871     1.973331     4.083202   0.000000  376.769792
A-13     14.844781    7.895160     0.074224     7.969384   0.000000    6.949621
A-P     170.307570    2.216894     0.000000     2.216894   0.000000  168.090676
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     940.140680    0.920180     5.484154     6.404334   0.000000  939.220500
M-2     940.140680    0.920180     5.484155     6.404335   0.000000  939.220500
M-3     940.140681    0.920181     5.484153     6.404334   0.000000  939.220500
B-1     940.140681    0.920181     5.484153     6.404334   0.000000  939.220500
B-2     940.140677    0.920177     5.484156     6.404333   0.000000  939.220500
B-3     875.405361    0.569797     5.106533     5.676330   0.000000  874.548541

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6 (POOL #  4589)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4589
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       21,820.37
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,140.12

SUBSERVICER ADVANCES THIS MONTH                                       52,961.95
MASTER SERVICER ADVANCES THIS MONTH                                    3,003.40


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    33   3,582,630.79

 (B)  TWO MONTHLY PAYMENTS:                                    4     673,320.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          8   1,054,975.87


FORECLOSURES
  NUMBER OF LOANS                                                            13
  AGGREGATE PRINCIPAL BALANCE                                      2,144,335.78

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     101,726,826.75

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,011

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 442,937.83

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,377,789.13

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         73.58172200 %    20.55606500 %    5.82172390 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            72.96212000 %    20.89126802 %    5.99970220 %

      BANKRUPTCY AMOUNT AVAILABLE                         120,328.00
      FRAUD AMOUNT AVAILABLE                            1,511,468.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,511,468.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.55882973
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              318.80

POOL TRADING FACTOR:                                                20.00598383

Run:        04/07/05     11:14:53                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6(POOL # 4589) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4589
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GYX3    50,000,000.00           0.00     5.250000  %          0.00
A-2     76110GYY1    50,000,000.00           0.00     6.000000  %          0.00
A-3     76110GYZ8    92,080,500.00   7,353,316.87     0.000000  %    330,608.64
A-4     76110GZA2    83,595,500.00   9,990,108.69     0.000000  %    335,098.73
A-5     76110GZB0             0.00           0.00     5.300000  %          0.00
A-6     76110GZC8    10,000,000.00     920,908.22     6.500000  %    920,908.22
A-7     76110GZD6     8,497,000.00  10,294,954.03     0.000000  %    327,329.61
A-8     76110GZE4     7,362,000.00   5,583,291.48     6.250000  %     48,405.12
A-9     76110GZF1    33,327,000.00  33,327,000.00     6.500000  %          0.00
A-10    76110GZG9    75,156,500.00     235,149.12     6.500000  %    235,149.12
A-11    76110GZH7             0.00           0.00     5.300000  %          0.00
A-12    76110GZJ3    15,000,000.00   5,651,546.88     0.000000  %     48,996.87
A-13    76110GZK0    50,000,000.00     347,481.07     6.000000  %    347,481.07
A-P     76110GZL8     4,226,047.31     710,359.15     0.000000  %     20,610.60
A-V     76110GZM6             0.00           0.00     0.293472  %          0.00
R-I     76110GZN4           100.00           0.00     7.000000  %          0.00
R-II    76110GZP9           100.00           0.00     7.000000  %          0.00
M-1     76110GZQ7    15,000,000.00  14,088,307.50     7.000000  %     24,750.52
M-2     76110GZR5     5,084,800.00   4,775,748.40     7.000000  %      8,390.10
M-3     76110GZS3     2,542,500.00   2,387,968.12     7.000000  %      4,195.21
B-1     76110GZT1     2,796,700.00   2,626,717.97     7.000000  %      4,614.65
B-2     76110GZU8     1,525,500.00   1,432,780.87     7.000000  %      2,517.13
B-3     76110GZV6     2,288,253.07   2,001,188.38     7.000000  %      2,860.01

-------------------------------------------------------------------------------
                  508,482,500.38   101,726,826.75                  2,661,915.60
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3        19,608.84    350,217.48            0.00       0.00      7,022,708.23
A-4        26,640.29    361,739.02            0.00       0.00      9,655,009.96
A-5        44,122.98     44,122.98            0.00       0.00              0.00
A-6         4,988.25    925,896.47            0.00       0.00              0.00
A-7             0.00    327,329.61       60,053.90       0.00     10,027,678.32
A-8        29,079.64     77,484.76            0.00       0.00      5,534,886.36
A-9       180,521.25    180,521.25            0.00       0.00     33,327,000.00
A-10        1,273.72    236,422.84            0.00       0.00              0.00
A-11       32,477.15     32,477.15            0.00       0.00              0.00
A-12       29,435.14     78,432.01            0.00       0.00      5,602,550.01
A-13        1,737.41    349,218.48            0.00       0.00              0.00
A-P             0.00     20,610.60            0.00       0.00        689,748.55
A-V        24,878.32     24,878.32            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        82,181.79    106,932.31            0.00       0.00     14,063,556.98
M-2        27,858.53     36,248.63            0.00       0.00      4,767,358.30
M-3        13,929.81     18,125.02            0.00       0.00      2,383,772.91
B-1        15,322.52     19,937.17            0.00       0.00      2,622,103.32
B-2         8,357.89     10,875.02            0.00       0.00      1,430,263.74
B-3        11,673.60     14,533.61            0.00       0.00      1,997,672.67

-------------------------------------------------------------------------------
          554,087.13  3,216,002.73       60,053.90       0.00     99,124,309.35
===============================================================================



































Run:        04/07/05     11:14:53
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6(POOL # 4589) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4589
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3      79.857482    3.590431     0.212953     3.803384   0.000000   76.267051
A-4     119.506055    4.008598     0.318683     4.327281   0.000000  115.497457
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6      92.090822   92.090822     0.498825    92.589647   0.000000    0.000000
A-7    1211.598686   38.522963     0.000000    38.522963   7.067659 1180.143382
A-8     758.393300    6.574995     3.949965    10.524960   0.000000  751.818305
A-9    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-10      3.128793    3.128793     0.016948     3.145741   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    376.769791    3.266457     1.962343     5.228800   0.000000  373.503334
A-13      6.949621    6.949621     0.034748     6.984369   0.000000    0.000000
A-P     168.090675    4.877037     0.000000     4.877037   0.000000  163.213638
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     939.220500    1.650035     5.478786     7.128821   0.000000  937.570465
M-2     939.220501    1.650035     5.478786     7.128821   0.000000  937.570465
M-3     939.220499    1.650033     5.478785     7.128818   0.000000  937.570465
B-1     939.220499    1.650034     5.478786     7.128820   0.000000  937.570465
B-2     939.220501    1.650036     5.478787     7.128823   0.000000  937.570465
B-3     874.548540    1.249866     5.101534     6.351400   0.000000  873.012123

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6 (POOL #  4589)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4589
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       21,234.41
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     4,227.96

SUBSERVICER ADVANCES THIS MONTH                                       57,841.74
MASTER SERVICER ADVANCES THIS MONTH                                    4,167.13


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    34   4,160,913.30

 (B)  TWO MONTHLY PAYMENTS:                                    6     695,793.58

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     553,527.07


FORECLOSURES
  NUMBER OF LOANS                                                            15
  AGGREGATE PRINCIPAL BALANCE                                      2,407,517.52

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      99,124,309.36

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          988

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       4

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 558,071.94

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,424,293.62

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         72.96212000 %    21.03817700 %    5.95780620 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            72.30167200 %    21.40210442 %    6.14625560 %

      BANKRUPTCY AMOUNT AVAILABLE                         120,328.00
      FRAUD AMOUNT AVAILABLE                            1,511,468.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,511,468.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.55557445
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              317.70

POOL TRADING FACTOR:                                                19.49416288

Run:        04/25/05     11:59:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6(POOL # 4589) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4589
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GYX3    50,000,000.00           0.00     5.250000  %          0.00
A-2     76110GYY1    50,000,000.00           0.00     6.000000  %          0.00
A-3     76110GYZ8    92,080,500.00   7,022,708.23     0.000000  %     34,304.37
A-4     76110GZA2    83,595,500.00   9,655,009.96     0.000000  %     47,162.58
A-5     76110GZB0             0.00           0.00     5.100000  %          0.00
A-6     76110GZC8    10,000,000.00           0.00     6.500000  %          0.00
A-7     76110GZD6     8,497,000.00  10,027,678.32     0.000000  %  1,976,636.28
A-8     76110GZE4     7,362,000.00   5,534,886.36     6.250000  %     80,972.01
A-9     76110GZF1    33,327,000.00  33,327,000.00     6.500000  %          0.00
A-10    76110GZG9    75,156,500.00           0.00     6.500000  %          0.00
A-11    76110GZH7             0.00           0.00     5.100000  %          0.00
A-12    76110GZJ3    15,000,000.00   5,602,550.01     0.000000  %     81,961.89
A-13    76110GZK0    50,000,000.00           0.00     6.000000  %          0.00
A-P     76110GZL8     4,226,047.31     689,748.55     0.000000  %      8,535.77
A-V     76110GZM6             0.00           0.00     0.293910  %          0.00
R-I     76110GZN4           100.00           0.00     7.000000  %          0.00
R-II    76110GZP9           100.00           0.00     7.000000  %          0.00
M-1     76110GZQ7    15,000,000.00  14,063,556.98     7.000000  %     29,078.25
M-2     76110GZR5     5,084,800.00   4,767,358.30     7.000000  %      9,857.14
M-3     76110GZS3     2,542,500.00   2,383,772.91     7.000000  %      4,928.77
B-1     76110GZT1     2,796,700.00   2,622,103.32     7.000000  %      5,421.54
B-2     76110GZU8     1,525,500.00   1,430,263.74     7.000000  %      2,957.25
B-3     76110GZV6     2,288,253.07   1,997,672.67     7.000000  %      2,204.02

-------------------------------------------------------------------------------
                  508,482,500.38    99,124,309.35                  2,284,019.87
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1             0.00          0.00            0.00       0.00              0.00
A-2             0.00          0.00            0.00       0.00              0.00
A-3        19,897.67     54,202.04            0.00       0.00      6,988,403.86
A-4        27,355.86     74,518.44            0.00       0.00      9,607,847.38
A-5        41,033.79     41,033.79            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7        28,786.75  2,005,423.03       29,708.04       0.00      8,080,750.08
A-8        28,827.53    109,799.54            0.00       0.00      5,453,914.35
A-9       180,521.25    180,521.25            0.00       0.00     33,327,000.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11       29,846.51     29,846.51            0.00       0.00              0.00
A-12       29,179.95    111,141.84            0.00       0.00      5,520,588.12
A-13            0.00          0.00            0.00       0.00              0.00
A-P             0.00      8,535.77            0.00       0.00        681,212.78
A-V        24,278.05     24,278.05            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        82,037.42    111,115.67            0.00       0.00     14,034,478.73
M-2        27,809.59     37,666.73            0.00       0.00      4,757,501.16
M-3        13,905.34     18,834.11            0.00       0.00      2,378,844.14
B-1        15,295.60     20,717.14            0.00       0.00      2,616,681.78
B-2         8,343.21     11,300.46            0.00       0.00      1,427,306.49
B-3        11,653.09     13,857.11            0.00       0.00      1,949,280.45

-------------------------------------------------------------------------------
          568,771.61  2,852,791.48       29,708.04       0.00     96,823,809.32
===============================================================================



































Run:        04/25/05     11:59:47
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6(POOL # 4589) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4589
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-2       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-3      76.267051    0.372548     0.216090     0.588638   0.000000   75.894504
A-4     115.497458    0.564179     0.327243     0.891422   0.000000  114.933278
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1180.143382  232.627549     3.387872   236.015421   3.496298  951.012131
A-8     751.818305   10.998643     3.915720    14.914363   0.000000  740.819662
A-9    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12    373.503334    5.464126     1.945330     7.409456   0.000000  368.039208
A-13      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     163.213637    2.019800     0.000000     2.019800   0.000000  161.193837
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     937.570465    1.938550     5.469161     7.407711   0.000000  935.631915
M-2     937.570466    1.938550     5.469161     7.407711   0.000000  935.631915
M-3     937.570464    1.938549     5.469160     7.407709   0.000000  935.631915
B-1     937.570464    1.938549     5.469160     7.407709   0.000000  935.631915
B-2     937.570467    1.938551     5.469164     7.407715   0.000000  935.631915
B-3     873.012123    0.963189     5.092570     6.055759   0.000000  851.864016

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:47                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS6 (POOL #  4589)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4589
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,654.76
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,174.27

SUBSERVICER ADVANCES THIS MONTH                                       49,081.22
MASTER SERVICER ADVANCES THIS MONTH                                    2,171.36


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    25   3,302,399.69

 (B)  TWO MONTHLY PAYMENTS:                                    4     214,232.30

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     764,985.44


FORECLOSURES
  NUMBER OF LOANS                                                            16
  AGGREGATE PRINCIPAL BALANCE                                      2,495,149.53

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      96,823,809.33

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          965

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       3

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 292,222.38

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,936,420.84

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         72.30167200 %    21.55207200 %    6.10348740 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            71.74603800 %    21.86530791 %    6.23372880 %

      BANKRUPTCY AMOUNT AVAILABLE                         120,328.00
      FRAUD AMOUNT AVAILABLE                            1,511,468.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,511,468.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.55321420
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              316.70

POOL TRADING FACTOR:                                                19.04173781